UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2006

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MIAD SYSTEMS, LTD.

(Exact Name of Registrant as Specified in Charter)

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Canada	03-30801	N/A
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

43 Riviera Drive, Unit 6

Markham, Ontario, Canada

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (905) 479-0214

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.01

Changes in Control of Registrant.

On 31 July, 2006, M.L. STRATEGIC LIMITED (“MLSL”) completed the purchase of a total of 1,950,000 shares of the Company’s no par value common stock, representing approximately 52.9% of the Company’s currently issued and outstanding common stock. The shares were purchased from Michael A.S. Green, for an aggregate purchase price of $519,000.00. The transaction was completed pursuant to the terms of a Stock Purchase Agreement dated July 31, 2006.

MLSL used its own capital to purchase the stock.

Neither MLSL nor any of its affiliates have any relationship with the Company or any of its affiliates other than in respect of the Stock Purchase Agreement.

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In connection with the change of control described in Item 5.01, Mr. Fung Ming was appointed to the Board of directors to serve together with Mr. Michael Green who was previously the sole director. Accordingly, the current directors are Mr. Ming and Mr. Michael Green. Mr. Fung Ming, age 38, is the Executive Director of M.L. Strategic Limited. For the past 10 years, Mr. Fung has been self-employed as a business consultant; and, providing consulting services in relation to accounting, taxation and company secretarial matters.

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

(d)

The following exhibits are filed herewith:

10.7

Stock Purchase Agreement dated July 31, 2006, by and between the Company, M.L. Strategic Limited, as Buyer and Michael Green and Adrienne Green as Seller.

SIGNATURES

Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the  Company  has duly  caused  this  Report to be  signed on its  behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2006

MIAD SYSTEMS, LTD

By:	MICHAEL A. S. GREEN
Michael A. S. Green
President and Chief Financial Officer